UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): (March 10, 2021)

Franchise Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2387 Liberty Way Virginia Beach, Virginia 23456

(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FRG	The NASDAQ Stock Market LLC
7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share	FRGAP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K previously filed by Franchise Group, Inc. (the "Company") on March 15, 2021. This Current Report on Form 8-K/A includes the financial statements that had been omitted from the previously filed Current Report on Form 8-K as permitted by Item 9.01(a)(4) of Form 8-K.

On March 10, 2021, the Company completed its acquisition (which was previously announced in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 28, 2021) of Pet Supplies Plus, LLC (“Pet Supplies Plus”), pursuant to the terms of that certain Amended and Restated Equity Purchase Agreement (the “Equity Purchase Agreement”), dated March 3, 2021, by and among the Company, solely for purposes of agreeing to the covenants set forth in Section 10.19 of the Equity Purchase Agreement, Franchise Group Newco PSP, LLC, Delaware limited liability company and a subsidiary of the Company (the “Purchaser”), PSP Holdings, LLC, a Delaware limited liability company, Sentinel Capital Partners VI-A, L.P., a Delaware limited partnership, Sentinel PSP Blocker, Inc., a Delaware corporation, PSP Midco, LLC, a Delaware limited liability company (“PSP Midco”), PSP Intermediate, LLC, a Delaware limited liability company, Sentinel Capital Partners, L.L.C., a Delaware limited liability company, solely for purposes of agreeing to the covenants set forth in Section 6.8 and Section 6.9 of the Equity Purchase Agreement, and PSP Midco Holdings, LLC, a Delaware limited liability company (collectively, the “Sellers”), pursuant to which the Purchaser acquired all of the outstanding equity interests of PSP Midco (the “Transaction”).

The Company is filing this Current Report on Form 8-K/A to provide certain financial statements of Pet Supplies Plus and unaudited pro forma financial information of Pet Supplies Plus and the Company required by Item 9.01 of Form 8-K and should be read in conjunction with the Company’s Current Report on Form 8-K previously filed on March 15, 2021.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited consolidated financial statements of Pet Supplies Plus and its subsidiaries as of and for the fiscal years ended January 2, 2021 and December 28, 2019, including the notes to such financial statements and the report of Ernst & Young LLP, are filed with this Current Report on Form 8-K/A as Exhibit 99.1 and are incorporated by reference herein.

(b)	Pro forma Financial Information

The unaudited pro forma combined financial statements included with this Current Report on Form 8-K/A give effect to the Transaction and the Company’s previously announced merger with American Freight Group, Inc. (the “American Freight Merger”) and the related debt and equity financings (collectively, the “Transactions”), including the pro forma adjustments intended to illustrate the estimated effects of the Transactions.

The unaudited pro forma combined statement of operations for the fiscal year ended December 26, 2020 combines the historical consolidated statement of operations for the fiscal year ended December 26, 2020 of the Company (that includes certain post-acquisition financial information of American Freight), the pre-acquisition historical consolidated statement of operations of American Freight for the period December 30, 2019 to February 14, 2020 derived from American Freight’s books and records, and the historical consolidated statement of operations for the fiscal year ended January 2, 2021 of Pet Supplies Plus giving effect to the Transactions as if they had occurred on December 29, 2019.

The unaudited pro forma combined balance sheet as of December 26, 2020 combines the historical consolidated balance sheet of the Company as of December 26, 2020, which fully reflects the American Freight Merger, and the historical consolidated balance sheet of Pet Supplies Plus as of January 2, 2021, giving effect to the Transactions as if they had occurred on December 26, 2020, are filed with this Current Report on Form 8-K/A as Exhibit 99.2 and are incorporated by reference herein.

The unaudited pro forma combined financial information is based on various adjustments and assumptions and is not necessarily indicative of what the Company’s consolidated statement of operations or consolidated balance sheet actually would have been had the Transactions been completed as of the dates indicated or will be for any future periods. The unaudited pro forma financial statements do not purport to project the future financial position or operating results of the Company following the completion of the Transactions.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP.

99.1	Consolidated Financial Statements for Pet Supplies Plus as of and for the fiscal years ended January 2, 2021 and December 28, 2019.

99.2	Unaudited pro forma combined statement of operations for the fiscal year ended December 26, 2020 and the pro forma combined balance sheet as of December 26, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE GROUP, INC.

Date: April 6, 2021	By:	/s/ Eric Seeton
Eric Seeton
Chief Financial Officer